EXHIBIT 23



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                               REPORT ON SCHEDULES
                               -------------------


The Board of Directors
Delta Woodside Industries, Inc.:

Under date of July 26, 2002 we reported on the consolidated balance sheets of Delta Woodside Industries, Inc. as of June 29, 2002 and June 30, 2001, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended June 29, 2002, as contained in the 2002 annual report to stockholders. These consolidated financial statements and our report thereon are incorporated by reference in the annual report on Form 10-K. In connection with our audit of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedules for each of the years in the three-year period ended June 29, 2002, as listed in Item 14(d) of Form 10-K. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedules based on our audit.

In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                       /s/ KPMG  LLP
                                       -------------
                                         KPMG  LLP


Greenville, South Carolina
July 26, 2002



                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


The Board of Directors
Delta Woodside Industries, Inc.:

We consent to the incorporation by reference in the registration statements (Delta Woodside Industries, Inc. Stock Option Plan - Nos. 33-38930, 333-01381 and 333-45767; Delta Woodside Industries, Inc. Incentive Stock Award Plan - Nos. 33-38931, 333-01383 and 333-45771; Delta Woodside Industries, Inc. Long-term Incentive Stock Award Plan No. 333-45769; Delta Woodside Industries Inc Stock Option and Incentive Stock Plan - No. 333-60930) on Form S-8 of Delta Woodside Industries, Inc., of our reports dated July 26, 2002 relating to the consolidated balance sheets of Delta Woodside Industries, Inc. as of June 29, 2002 and June 30, 2001, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended June 29, 2002, and related schedules, which reports are incorporated by reference or appear in the 2002 annual report on Form 10-K of Delta Woodside Industries, Inc.


                                       /s/ KPMG  LLP
                                       -------------
                                         KPMG  LLP


Greenville, South Carolina
September 27, 2002